                                                                     EXHIBIT 5.1

                    [LETTERHEAD OF HOGAN & HARTSON L.L.P.]

                               October 31, 2000

Board of Directors
ITC DeltaCom, Inc.
1791 O.G. Skinner Drive
West Point, GA  31833

Ladies and Gentlemen:

          This firm has acted as counsel to ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"), in connection with its registration, pursuant to a registration statement on Form S-8 (the "Registration Statement"), of 2,250,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company, issuable under the Plans (as defined below). Of such Shares, 2,000,000 shares are issuable under the ITC/\DeltaCom, Inc. 1997 Stock Option Plan, as amended (the "1997 Plan"), and 250,000 shares are issuable under the ITC/\DeltaCom, Inc. Employee Profit Sharing & 401(k) Plan, as amended (the "401(k) Plan" and,
together with the 1997 Plan, the "Plans").   This letter is furnished to you at
your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with such registration.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.  An executed copy of the Registration Statement.

          2. A copy of the 1997 Plan and the 401(k) Plan, each as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on October 18, 2000 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          5. A certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated October 26, 2000.

          6. Resolutions of the Board of Directors of the Company adopted on March 24, 1997, October 20, 1997, January 26, 2000 and July 25, 2000, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          7. Resolutions of the sole stockholder of the Company adopted on or about May 29, 1997.

          8. Resolutions of the stockholders of the Company adopted at meetings held on May 13, 1999 and May 11, 2000.

          9. A certificate of an officer of the Company, dated October 31, 2000, as to certain facts relating to the Company and the Plans.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms contemplated in the Registration Statement and the Plans and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors (the form of which is in accordance with applicable law), the Shares will be validly issued, fully paid, and nonassessable.

          This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                   Very truly yours,

                                   /s/ Hogan & Hartson L.L.P.

                                   HOGAN & HARTSON L.L.P.